Exhibit 99.1

Ra Medical Systems, Inc. Announces Pricing of $12.0 Million Underwritten Public Offering

CARLSBAD, Calif. (February 4, 2022) – Ra Medical Systems, Inc. (NYSE American: RMED), a medical device company focusing on developing its excimer laser system to treat vascular diseases, today announced the pricing of an underwritten public offering of units for gross proceeds of approximately $12.0 million prior to deducting underwriting discounts and commissions and offering expenses.

The offering is comprised of (i) 9,535,000 units, priced at a public offering price of $0.50 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the first anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the seventh anniversary of the date of issuance (a “Series B Warrant”) and (ii) 14,467,893 pre-funded units, priced at a public offering price of $0.4999 per unit, with each unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that expires on the twentieth anniversary of the date of issuance, one Series A Warrant and one Series B Warrant. The warrants issued in this transaction are fixed priced and do not contain any variable pricing features. The securities comprising the units and pre-funded units are immediately separable and will be issued separately. The closing of the offering is expected to take place on or about February 8, 2022, subject to the satisfaction or waiver of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager. Joseph Gunnar & Co., LLC is acting as a co-manager for this offering.

A total of 9,535,000 shares of common stock, Series A Warrants to purchase up to 24,002,893 shares of common stock, Series B Warrants to purchase up to 24,002,893 shares of common stock and pre-funded warrants to purchase up to 14,467,893 shares of common stock will be issued in the offering. In addition, the Company has granted the underwriters a 45-day option to purchase up to 3,600,000 additional shares of common stock, additional Series A Warrants to purchase up to 3,600,000 shares of common stock and additional Series B Warrants to purchase up to 3,600,000 shares of common stock, solely to cover over-allotments, if any, at the public offering price per unit, less the underwriting discounts and commissions. The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-262195), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 3, 2022.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A preliminary prospectus relating to the proposed offering was filed with the SEC on February 3, 2022 and is available on the SEC’s website located at http://www.sec.gov. A final prospectus relating to this offering will be filed by Ra Medical Systems with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at http://www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Ra Medical Systems’ expectations with respect to the completion of the public offering and the anticipated use of the net proceeds from the offering. Risks and uncertainties related to these endeavors include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering.

Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

These and other risks regarding Ra Medical Systems’ business are described in detail in the registration statement relating to the public offering and Ra Medical’s other SEC filings. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Investor Relations Contact:
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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